SUB-ITEM 77Q3

AIM Structured Core Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 2/28/2009
File number:  811-09913
Series No.:   7

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A                           $ 19
        2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                           $  2
          Class C                           $ 13
          Class R                           $  -
          Class Y                           $  3
          Investor Class                    $825
          Institutional Class               $225

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                          0.0681
        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                          0.0538
          Class C                          0.0538
          Class R                          0.0631
          Class Y                          0.0714
          Investor Class                   0.0681
          Institutional Class              0.0819

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                             436
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                              65
          Class C                             301
          Class R                              11
          Class Y                              42
          Investor Class                   14,307
          Institutional Class               3,346

74V.    1 Net asset value per share (to nearest cent)
          Class A                            4.72
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                            4.67
          Class C                            4.67
          Class R                            4.71
          Class Y                            4.74
          Investor Class                     4.74
          Institutional Class                4.74